Exhibit 10.29.6

THIRD LOAN DOCUMENTS MODIFICATION AGREEMENT

THIS THIRD LOAN DOCUMENTS MODIFICATION AGREEMENT (this “Amendment”) is made and entered into as of the 17th day of October, 2011, by and among PRGX GLOBAL, INC., a Georgia corporation formerly known as PRG-Schultz International, Inc. (“PRGX”), PRGX USA, INC., a Georgia corporation formerly known as PRG-Schultz USA, Inc. (“PRG-USA”) (PRGX and PRG-USA are each individually, a “Borrower”, and collectively, the “Borrowers”), and SUNTRUST BANK, as Administrative Agent, the sole Lender and Issuing Bank.

BACKGROUND STATEMENT

WHEREAS, Borrowers have entered into that certain Revolving Credit and Term Loan Agreement, dated as of January 19, 2010 (as heretofore amended, and as the same may be subsequently amended, restated, supplemented or otherwise modified from time-to-time, the “Credit Agreement”; all capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement), with the Administrative Agent, the issuing bank thereunder and the lenders from time to time party thereto (the “Lenders”); and

WHEREAS, Borrowers, Administrative Agent, the sole Lender and Issuing Bank have agreed to amend the Credit Agreement and the other Loan Documents.

NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged by the parties hereto, Borrowers, Administrative Agent, the sole Lender and Issuing Bank agree as follows:

1. Modification of Credit Agreement and Loan Documents. The Credit Agreement is hereby amended, effective as of the date hereof, by deleting Section 6.5 in its entirety and replacing it with the following:

“Section 6.5 Capital Expenditures. PRGX and its Subsidiaries will not make Capital Expenditures in excess of (i) $7,000,000 during the 2010 Fiscal Year, (ii) $9,000,000 during the 2011 Fiscal Year, (iii) $8,000,000 during the 2012 Fiscal Year, and (iv) $7,000,000 during any subsequent Fiscal Year.”

Without limiting the generality of clause (i) of the sixth sentence of Section 1.4 of the Credit Agreement (or any corresponding provision of any other Loan Document), the terms of the Loan Documents are hereby amended, effective as of the date hereof, so that all references therein to the Credit Agreement shall refer to Credit Agreement as amended herein.

2. Ratification and Reaffirmation. Except as herein expressly modified or amended, all the terms and conditions of the Credit Agreement and the other Loan Documents are hereby ratified, affirmed, and approved. As of the date hereof, Borrowers hereby reaffirm and restate each and every warranty and representation set forth in any Loan Document, in each case except to the extent such warranty or representation expressly relates to an earlier date. In consideration of Administrative Agent agreeing to the transactions contemplated by this Amendment, Borrowers agree to pay all reasonable, out-of-pocket costs and expenses of the Administrative Agent incurred in connection with the preparation and execution of this Amendment and consummation of the transactions contemplated hereby.

3. No Novation. The parties hereto hereby acknowledge and agree that this Amendment shall not constitute a novation of the indebtedness evidenced by any of the Loan Documents, and further that the terms and provisions of the Loan Documents shall remain valid and in full force and effect except as be herein modified and amended.

4. No Defenses; Release. For purposes of this Paragraph 4, the term “Borrower Parties” shall mean Borrowers collectively and the term “Lender Parties” shall mean Administrative Agent, Lenders and Issuing Bank, and shall include each of their respective predecessors, successors and assigns, and each past and present, direct and indirect, parent, subsidiary and affiliated entity of each of the foregoing, and each past and present employee, agent, attorney-in-fact, attorney-at-law, representative, officer, director, shareholder, partner and joint venturer of each of the foregoing, and each heir, executor, administrator, successor and assign of each of the foregoing; references in this paragraph to “any” of such parties shall be deemed to mean “any one or more” of such parties; and references in this sentence to “each of the foregoing” shall mean and refer cumulatively to each party referred to in this sentence up to the point of such reference. Each Borrower hereby acknowledges, represents and agrees: that, as of the date hereof, Borrowers have no defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to the Credit Agreement, the other Loan Documents or the Obligations, or with respect to any other documents or instruments now or heretofore evidencing, securing or in any way relating to the Obligations (all of said defenses, setoffs, claims, counterclaims or causes of action being hereinafter referred to as “Loan Related Claims”); that, to the extent that Borrowers may be deemed to have any Loan Related Claims as of the date hereof, Borrowers do hereby expressly waive, release and relinquish any and all such Loan Related Claims, whether or not known to or suspected by Borrowers; that Borrowers shall not institute or cause to be instituted any legal action or proceeding of any kind based upon any Loan Related Claims; and that Borrowers shall indemnify, hold harmless and defend all Lender Parties from and against any and all Loan Related Claims and any and all losses, damages, liabilities and related reasonable expenses (including reasonable fees, charges and disbursements of any counsel for any Lender Parties) suffered or incurred by any Lender Parties as a result of any assertion or allegation by any Borrower Parties of any Loan Related Claims or as a result of any legal action related thereto, provided that such indemnity shall not , as to any Lender Parties, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (i) the gross negligence or willful misconduct of such Lender Parties or (ii) a claim brought by any Borrower against any Lender Parties for breach in bad faith of such Lender Parties’ obligations under any Loan Document. Notwithstanding the foregoing provisions of this Paragraph 4, Borrowers make no such releases, representations, warranties, standstills or agreements with respect to any future Loan Related Claims.

5. No Waiver or Implication. Borrowers hereby agree that nothing herein shall constitute a waiver by Administrative Agent or any Lender of any default, whether known or unknown, which may now exist under the Credit Agreement or any other Loan Document. Borrowers hereby further agree that no action, inaction or agreement by Administrative Agent or any Lender, including, without limitation, any extension, indulgence, waiver, consent or agreement of modification which may have occurred or have been granted or entered into (or which is now occurring or is being granted or entered into hereunder or otherwise) with respect to nonpayment of the Loans or any portion thereof, or with respect to matters involving security for the Loans, or with respect to any other matter relating to the Loans, shall require or imply any future extension, indulgence, waiver, consent or agreement by Administrative Agent or any Lender. Borrowers hereby acknowledge and agree that Administrative Agent has made no agreement, and is in no way obligated, to grant any future extension, indulgence, waiver or consent with respect to the Loans or any matter relating to the Loans.

6. No Release of Collateral. Borrowers further acknowledge and agree that this Amendment shall in no way occasion a release of any collateral held by Administrative Agent as security to or for the Loans, and that all collateral held by Administrative Agent as security to or for the Loans shall continue to secure the Loans.

7. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original hereof and submissible into evidence and all of which together shall constitute one instrument.

8. Headings. The headings of the paragraphs and other provisions hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment.

9. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of Borrowers, Administrative Agent, Lenders, Issuing Bank and their respective heirs, successors and assigns, whether voluntary by act of the parties or involuntary by operation of law.

(Signatures on following page)

IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto as of the day and year first above written.

PRGX GLOBAL, INC., a Georgia corporation, formerly known as PRG-Schultz International, Inc.

By:	/s/ Robert B. Lee
Name:	Robert B. Lee
Title:	Chief Financial Officer & Treasurer

[CORPORATE SEAL]

PRGX USA, INC., a Georgia corporation, formerly known as PRG-Schultz USA, Inc.

By:	/s/ Robert B. Lee
Name:	Robert B. Lee
Title:	Chief Financial Officer & Treasurer

[CORPORATE SEAL]

SUNTRUST BANK, as Administrative Agent, the sole Lender and Issuing Bank

By:	/s/ D. Scott Cathcart
Name:	D. Scott Cathcart
Title:	First Vice President